UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2010

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03  Material Modification to Rights of Security Holders

On November 8, 2010, The Travelers Companies, Inc. (“Travelers”) terminated the replacement capital covenant that had been granted by Travelers on March 12, 2007 to the holders of its 6.75% Senior Notes due 2036 (the “Covered Debt”). The replacement capital covenant was described in, and a copy of the replacement capital covenant was filed as Exhibit 99.1 to, Travelers’ Current Report on Form 8-K dated March 12, 2007. Prior to its termination, the replacement capital prohibited Travelers from repaying, redeeming or repurchasing its 6.25% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Subordinated Debentures”) before March 15, 2047 unless a specified portion of the funds used to repay, redeem or repurchase the Subordinated Debentures were obtained by Travelers through the sale of common stock or certain other equity or equity-like securities. A copy of the Termination evidencing the termination of the replacement capital covenant is attached hereto as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description
4.1	Termination of Replacement Capital Covenant, dated November 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2010	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Senior Vice President